UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D. C. 20549
_____________

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of earliest event
reported: April 18, 2013

American Airlines, Inc.
(Exact name of registrant as specified in its charter)

Delaware 1-2691 13-1502798 _
(State of Incorporation) (Commission File Number) (IRS Employer Identification No.)

4333 Amon Carter Blvd. Fort Worth, Texas 76155
(Address of principal executive offices) (Zip Code)

(817) 963-1234 _
                 (Registrant's telephone number)

        (Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[✓] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations

American Airlines, Inc. is furnishing herewith a press release issued on April 18, 2013 by its parent company, AMR Corporation (AMR), as Exhibit 99.1, which is included herein. This press release was issued to report AMR's first quarter 2013 results.

Item 9.01 Financial Statements and Exhibits

(c) Exhibits

Exhibit 99.1 Press Release of AMR dated April 18, 2013

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

    American Airlines, Inc.

/s/ Kenneth W. Wimberly
Kenneth W. Wimberly
Corporate Secretary

Dated: April 18, 2013

EXHIBIT INDEX

Exhibit 99.1	Description Press Release of AMR dated April 18, 2013

Sean Collins
817-967-1577
mediarelations@aa.com
FOR RELEASE: Thursday, April 18, 2013

AMR CORPORATION REPORTS FIRST QUARTER 2013 NET PROFIT OF $8 MILLION, EXCLUDING REORGANIZATION AND SPECIAL ITEMS

GAAP Net Loss of $341 Million, a $1.3 Billion Improvement over First Quarter 2012

FORT WORTH, Texas - AMR Corporation, the parent company of American Airlines, Inc., today reported results for the first quarter ended March 31, 2013. Key highlights include:

•	Revenue of $6.1 billion, the highest first quarter revenue in company history

•	Net profit of $8 million, excluding reorganization and special items, a $256 million improvement year-over-year, and AMR's first profitable first quarter since 2007

•	Operating profit of $125 million, excluding special items, a $203 million improvement over first quarter 2012. GAAP operating profit of $52 million, a $141 million improvement year-over-year

•	Consolidated unit costs, excluding fuel and special items, improved 3.2 percent year-over-year, marking the second consecutive quarter of non-fuel unit costs reduction

•	Building on its fleet renewal momentum, American took delivery of 12 new aircraft in the first quarter (nine 737-800s and three 777-300ERs)

•	On April 15, AMR filed its Plan of Reorganization and Disclosure Statement; the hearing to consider approval of the Disclosure Statement is scheduled for June 4

•	On April 15, AMR filed its Registration Statement with the SEC to move forward with its anticipated merger with US Airways

"Thanks to the entire American team, we have made great progress in building the new American. For the first time in six years, we produced a first quarter profit, excluding reorganization items and special charges, and our fourth consecutive quarterly operating profit,” said Tom Horton, AMR's chairman, president and CEO. “And the momentum is building. We have raised revenues and built a competitive cost structure and sound foundation for the future. We're investing in hundreds of new aircraft and industry-leading products and have renewed our iconic American brand. Looking forward, our pending merger with our partners at US Airways positions American to be the world's leading airline. With great work by everyone on the American team, the new American is taking flight.”

In the first quarter, AMR reported a net profit of $8 million, excluding reorganization and special items, a $256 million improvement compared to the prior-year period. AMR incurred a GAAP net loss of $341 million versus a GAAP net loss of $1.7 billion in the first quarter of 2012. First quarter results were negatively impacted by $349 million of reorganization and special items, which are detailed below.

Restructuring Progress

AMR is on track to realize savings targeted in the restructuring process. To date, AMR has completed the majority of its financial restructuring, including reducing debt, renegotiating aircraft leases and facilities agreements, grounding older aircraft, rationalizing the regional fleet, renegotiating supplier relationships, and making a number of other important changes.

“The fundamental changes we have been able to achieve in streamlining our cost structure and making our operations more efficient are yielding substantial results,” said Bella Goren, AMR's chief financial officer. “Building on the substantial progress that is evident in our results, we are continuing to implement initiatives that create greater value for our financial stakeholders, employees and customers.”

Year-over-year cost reductions in salary, benefit and non-operating expenses were driven by AMR's restructuring efforts. Through the restructuring process, American reached six-year agreements with all workgroups and reduced management positions, making American's management staffing the leanest among network carriers.

AMR also realized improvements in depreciation and amortization expense, offset by increased aircraft rent expense with the company taking delivery of a combined 36 new modern, fuel efficient Boeing 737-800 and 777-300ER aircraft over the past 12 months, all of which have been leased. American is in the midst of significant renewal and transformation of its fleet and expects to take delivery of 59 new mainline aircraft during 2013.

Throughout the remainder of the year, AMR expects to realize additional savings improvements as the company gains court approval to implement new terms negotiated with certain vendors and suppliers. It also plans to build on momentum from restructuring by implementing new scope clauses established in new labor agreements that will enable AMR to compete more effectively in certain markets by better matching aircraft size with demand as American begins operating larger regional jets and expands codeshare agreements.

Revenue Performance

For the first quarter of 2013, AMR reported consolidated revenue of $6.1 billion, approximately 1.0 percent higher compared to the prior-year period on 1.3 percent less capacity. First quarter consolidated and mainline passenger revenue per available seat mile (PRASM) increased 2.6 percent and 2.7 percent year-over-year, respectively. Consolidated revenue performance was driven by record passenger yield, or average fares paid, of 16.27 cents per mile, a 0.6 percent year-over-year improvement, and strong consolidated and mainline load factors, or percentage of seats filled, of 79.9 percent and 80.6 percent, respectively.

Domestic PRASM improved 2.7 percent in the first quarter versus the first quarter of 2012, with PRASM increases across all five of American's hubs, with the Los Angeles and Chicago hubs showing particular strength. International PRASM increased 2.6 percent in the first quarter of 2013 over the prior-year period, driven by strong performance in the Atlantic entity. Absolute PRASM and yields in the Latin entity remain robust and further American's belief that targeted growth in the region will be accretive to earnings.

Other revenues in the first quarter increased 1.2 percent compared to the prior period, driven primarily by an increase in AAdvantage® miles sold to partners and by growth in American Eagle's ground-handling business performed for third parties.

“We achieved a quarterly yield that was the highest in company history for any quarter, and an all-time first quarter record in revenue,” said Virasb Vahidi, American's chief commercial officer. “As we look to the second quarter, we remain focused on delivering for our customers through new products and services, the renewal of our fleet and greater access to more destinations across our growing global network.”

Operating Expense

For the first quarter, AMR's consolidated operating expenses decreased $80 million, or 1.3 percent, versus the same period in 2012. Excluding special items, AMR's consolidated operating expenses decreased $142 million, or 2.3 percent, year-over-year. American's mainline cost per available seat mile (unit cost) in the first quarter decreased 0.6 percent, including special items in both periods, and 1.7 percent versus the same period last year, excluding special items. Taking into account the impact of fuel hedging, AMR paid $3.26 per gallon for jet fuel in the first quarter of 2013 versus $3.24 per gallon in the first quarter of 2012, a 0.7 percent increase. As a result, the company paid $14 million more for fuel in the first quarter of 2013 than it would have paid at prevailing prices from the prior-year period.

Excluding fuel and special items, mainline and consolidated unit costs in the first quarter of 2013 decreased 4.1 percent and 3.2 percent year-over-year, respectively, primarily driven by the company's restructuring efforts. Despite lower capacity, this was the second consecutive quarter of non-fuel unit cost reduction. In addition, AMR achieved an operating profit of $125 million and an operating margin of approximately 2.0 percent, an improvement of approximately $203 million and 3.3 points, respectively, over the prior-year period, excluding special items.

An unaudited summary of first quarter 2013 results, including reconciliations of non-GAAP to GAAP financial measures, is available in the tables at the back of this press release.

Cash Position

AMR ended the first quarter with approximately $5.1 billion in cash and short-term investments, including a restricted cash balance of $853 million, compared to a balance of approximately $5.6 billion in cash and short-term investments, including a restricted balance of approximately $771 million, at the end of the first quarter of 2012.

Operational Performance

American ran a strong operation in the first quarter, achieving an on-time arrival rate of 80.8 percent. In the month of March, 81.8 percent of American's mainline flights arrived on time, American's best March performance since 2003. American's solid operational results for the quarter also include posting a completion factor of 98.4 percent.

Other First Quarter Highlights

•
In January, American Airlines became the first and only U.S. airline to introduce the Boeing 777-300ER (Extended Range) aircraft - the new flagship of American's fleet. The company now has five 777-300ER aircraft in service, operating between New York Kennedy and both London Heathrow and Sao Paulo, and between Dallas/Fort Worth and London Heathrow.

•
LATAM Airlines Group announced it will join oneworld®, and American filed applications with regulators for codeshare agreements with TAM and LAN Colombia. Pending approval, this will strengthen American's existing service to Latin America by offering customers greater travel options and convenience.

•
American and Finnair announced Finnair's intent to join the transatlantic joint business American shares with British Airways and Iberia, providing our North American and European customers more choices and better connections across the Atlantic.

•
American signed agreements with oneworld member-elect Qatar Airways, based in Doha, Qatar, and the newest oneworld member, Malaysia Airlines, to codeshare on each other's flights, which will provide new growth opportunities for American in the Middle East and Southeast Asia, as well as for our new partners in the United States.

•	American and Alaska Airlines announced an expanded codeshare agreement

•
American filed an application with the U.S. Department of Transportation for the right to fly additional frequencies from its Los Angeles and Chicago hubs to Brazil, beginning in 2013 and 2014, respectively.

•
American completed its private offering of two tranches of enhanced equipment trust certificates (EETC) in the amount of $664.4 million. This marked the first EETC financing in history for an airline in restructuring.

Pending Merger Transaction

On Feb. 14, AMR and US Airways Group, Inc. (NYSE: LCC) announced that the boards of directors of both companies unanimously approved a definitive merger agreement under which the companies will combine to create one of the world's largest global airlines, which will have an implied combined equity value of approximately $11 billion based on the price of US Airways stock as of Feb. 13, 2013. The merger will offer benefits to both airlines' customers, communities, employees, investors and creditors. Among other things, the combined company is expected to:

•	Benefit customers due to an expanded global network and investment in new aircraft, technology, products and services

•	Enhance the oneworld alliance, offering a seamless global network

•	Improve loyalty benefits for both airlines' members by expanding opportunities to earn and redeem miles

•	Provide a path to improved compensation and benefits with greater long-term opportunities for employees of both companies

•	Enhance recoveries for financial stakeholders - AMR stakeholders to own 72 percent and US Airways shareholders to own 28 percent of the combined company's diluted common stock

•	Build upon the iconic, globally recognized American Airlines brand

•	Be headquartered in Dallas/Fort Worth, with a significant operational presence in Phoenix

American's proposed Plan of Reorganization provides the potential for full recovery for American's creditors and a recovery of at least 3.5 percent of the aggregate diluted common stock of the combined airline for the company's shareholders. It is unusual in Chapter 11 cases - and unprecedented in recent airline restructurings - for shareholders to receive meaningful recoveries.

Merger Milestones

The following merger milestones have been achieved to date:

•	Jan. 31: Filed the required notification materials under the Hart-Scott-Rodino Act (HSR) with the U.S. Department of Justice and U.S. Federal Trade Commission

•	Feb. 14: Announced the definitive merger agreement between AMR and US Airways

•
Feb. 25: AMR and US Airways announced that Beverly Goulet, senior vice president and chief integration officer for American Airlines, and Scott Kirby, president of US Airways, will jointly lead a transition-planning team to design and oversee the new American integration

•	March 21: AMR and US Airways announced the creation of the Integration Management Office (IMO) to support the transition team and the selection of McKinsey & Company to advise the IMO

•	March 28: AMR received court approval to merge with US Airways

•	April 15: AMR filed its Chapter 11 Plan of Reorganization, Disclosure Statement and Registration Statement; a hearing to consider approval of the Disclosure Statement is scheduled for June 4

The merger is conditioned on the approval by the Court, regulatory approvals, approval by US Airways shareholders, other customary closing conditions, and confirmation and consummation of the Plan of Reorganization in accordance with the provisions of the Bankruptcy Code. The combination is expected to be completed in the third quarter of 2013. Prior to closing of the transaction, the transition-planning team composed of leaders from both companies will develop an integration plan designed to assure a smooth and sustainable transition with a focus on maximizing the potential value of the merger.

Reorganization and Special Items

AMR's first quarter 2013 results include the impact of $349 million in reorganization and special items.

•
Of that amount, AMR recognized a $160 million loss in reorganization items resulting from certain of its direct and indirect U.S. subsidiaries' voluntary petitions for reorganization under Chapter 11 on Nov. 29, 2011. These items primarily result from an adjustment to previously recorded estimated allowed claim amounts for certain special facility revenue bonds, as well as for professional fees.

•
The company recognized interest charges of $116 million to recognize post-petition interest expense on unsecured obligations which is to be allowed pursuant to the company's Plan of Reorganization filed on April 15.

•
The company's operating expenses for the first quarter also include special charges and merger-related expenses of $28 million, and a $45 million charge to benefits expense due to an increase in workers' compensation claims in recent months, as well as adverse developments on older claims.

Capacity Guidance

AMR estimates consolidated capacity in the second quarter of 2013 to be up approximately 1.0 percent versus the second quarter of 2012. For the full year 2013, consolidated capacity is estimated to increase approximately 1.5 percent versus the prior year.

American continues to make progress in implementing Main Cabin Extra, removing certain seats to provide customers with more leg room in the Main Cabin. To date, American has completed the retrofit of its Boeing 757 and 767 fleets and more than 90 percent of its 737 fleet.  The retrofit of the MD-80 fleet commenced in January 2013, and to date, Main Cabin Extra has been added to approximately two-thirds of the MD-80 fleet with completion targeted for the second quarter of this year.

About American Airlines
American Airlines focuses on providing an exceptional travel experience across the globe, serving more than 260 airports in more than 50 countries and territories. American's fleet of nearly 900 aircraft fly more than 3,500 daily flights worldwide from hubs in Chicago, Dallas/Fort Worth, Los Angeles, Miami and New York. American flies to nearly 100 international locations including important markets such as London, Madrid, Sao Paulo and Tokyo. With more than 500 new planes scheduled to join the fleet, including continued deliveries of the Boeing 737 family of aircraft and new additions such as the Boeing 777-300ER and the Airbus A320 family of aircraft, American is building toward the youngest and most modern fleet among major U.S. carriers. American's website, aa.com®, provides customers with easy access to check and book fares, and personalized news, information and travel offers. American's AAdvantage® program lets members redeem miles for flights to almost 950 destinations worldwide, as well as flight upgrades, vacation packages, car rentals, hotel stays and other retail products. The airline also offers nearly 40 Admirals Club® locations worldwide providing comfort, convenience, and an environment with a full range of services making it easy for customers to stay productive without interruption. American is a founding member of the oneworld® alliance, which brings together some of the best and biggest airlines in the world, including global brands like British Airways, Cathay Pacific, Iberia Airlines, Japan Airlines, LAN and Qantas. Together, its members serve more than 840 destinations served by some 9,000 daily flights to nearly 160 countries and territories. Connect with American on Twitter @AmericanAir or Facebook.com/AmericanAirlines. American Airlines, Inc. and American Eagle Airlines, Inc. are subsidiaries of AMR Corporation. AMR Corporation common stock trades under the symbol “AAMRQ” on the OTCQB marketplace, operated by OTC Markets Group.

Additional Information and Where To Find It
This communication does not constitute an offer to sell or the solicitation of an offer to buy any securities or a solicitation of any vote or approval. The proposed merger transaction between and US Airways will be submitted to the stockholders of US Airways for their consideration. AMR has filed with the Securities and Exchange Commission (“SEC”) a registration statement on Form S-4, which includes a preliminary proxy statement of US Airways that also constitutes a prospectus of AMR. US Airways expects to file with the SEC a definitive proxy statement on Schedule 14A, and AMR and US Airways also plan to file other documents with the SEC regarding the proposed transaction. Investors and security holders of US Airways are urged to read the PRELIMINARY proxy statement/prospectus and other relevant documents that will be filed with the SEC (including the definitive proxy statement/PROSPECTUS) carefully and in their entirety when they become available because they contain important information about the proposed transaction. Investors and security holders may obtain free copies of the preliminary proxy statement/prospectus and other documents containing important information about AMR and US Airways (including the definitive proxy statement/prospectus), once such documents are filed with the SEC, through the website maintained by the SEC at http://www.sec.gov. Copies of the documents filed with the SEC by US Airways, when and if available, can be obtained free of charge on US Airways' website at www.usairways.com or by directing a written request to US Airways Group, Inc., 111 West Rio Salado Parkway, Tempe, Arizona 85281, Attention: Vice President, Legal Affairs. Copies of the documents filed with the SEC by AMR, when and if available, can be obtained free of charge on AMR's website at www.aa.com or by directing a written request to AMR Corporation, P.O. Box 619616, MD 5675, Dallas/Fort Worth International Airport, Texas 75261-9616, Attention: Investor Relations or by emailing investor.relations@aa.com.
US Airways, AMR and certain of their respective directors, executive officers and certain members of management may be deemed to be participants in the solicitation of proxies from the stockholders of US Airways in connection with the proposed transaction. Information about the directors and executive officers of US Airways is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 16, 2013, and the preliminary proxy statement/prospectus related to the proposed transaction, which was filed with the SEC on April 15, 2013. Information about the directors and executive officers of AMR is set forth in its Annual Report on Form 10-K/A, which was filed with the SEC on April 16, 2013, and the preliminary proxy statement/prospectus related to the proposed transaction, which was filed with the SEC on April 15, 2013. These documents can be obtained free of charge from the sources indicated above. Other information regarding the participants in the proxy solicitation may also be included in the definitive proxy statement/prospectus and other relevant materials when and if filed with the SEC in connection with the proposed transaction.

Cautionary Statement Regarding Forward-Looking Statements and Information
This news release could be viewed as containing forward-looking statements or information. Actual results may differ materially from the results suggested by the statements and information contained herein for a number of reasons, including, but not limited to, risks related to the pending merger, including fulfillment of conditions and receipt of consents and approvals, the company's ability to secure financing for all of its scheduled aircraft deliveries, the impact of the restructuring of the company and certain of its U.S. subsidiaries, the company's ability to refinance, extend or repay its near and intermediate term debt, the company's substantial level of indebtedness and related interest rates, the potential impact of volatile and rising fuel prices, impairments and restructuring charges, and the potential impact of labor unrest. Because of the company's restructuring, there can be no assurance as to the future value of the company's or any of its subsidiaries' securities, including AMR common stock. Accordingly, the company urges that caution be exercised with respect to existing and future investments in any of these securities (including AMR's common stock) or other claims. Readers are referred to the documents filed by the company with the Securities and Exchange Commission, including the company's Form 10-K for the period ended December 31, 2012, as amended by its Form 10-K/A filed April 16, 2013, which further identify the important risk factors that could cause actual results to differ materially from the forward-looking statements in this news release. The company disclaims any obligation to update any forward-looking statement or information.

Detailed financial information follows:

AMR CORPORATION
CONSOLIDATED STATEMENT OF OPERATIONS
(in millions, except per share amounts)
(Unaudited)

	Three Months Ended March 31,		Percent
	2013	2012	Change
Revenues
Passenger - American Airlines	$4,614	$4,557	1.3
- Regional Affiliates	679	670	1.3
Cargo	155	168	(8.0)
Other revenues	650	642	1.2
Total operating revenues	6,098	6,037	1.0

Expenses
Aircraft fuel	2,200	2,165	1.6
Wages, salaries and benefits	1,484	1,782	(16.7)
Other rentals and landing fees	346	328	5.4
Maintenance, materials and repairs	383	343	11.8
Depreciation and amortization	246	260	(5.6)
Commissions, booking fees and credit card expense	276	266	3.7
Aircraft rentals	164	143	14.7
Food service	139	125	11.5
Special charges and merger related	28	11	*
Other operating expenses	780	703	11.0
Total operating expenses	6,046	6,126	(1.3)

Operating Income (Loss)	52	(89)	*

Other Income (Expense)
Interest income	4	6	(28.3)
Interest expense	(262)	(178)	46.9
Interest capitalized	12	12	2.6
Miscellaneous - net	(9)	(10)	(10.0)
Total other income	(255)	(170)	50.0

Income (Loss) Before Reorganization Items, Net	(203)	(259)	(21.8)
Reorganization Items, Net	(160)	(1,401)	(88.6)
Income (Loss) Before Income Taxes	(363)	(1,660)	(78.1)
Income tax	(22)	—	*
Net Income (Loss)	$(341)	$(1,660)	(79.4)

Earnings (Loss) Per Share
Basic	$(1.02)	$(4.95)
Diluted	$(1.02)	$(4.95)

Number of Shares Used in Computation
Basic	335	335
Diluted	335	335

* Greater than 100%

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

OPERATING STATISTICS BY REGIONAL ENTITY

American Airlines, Inc.	Three Months Ended March 31, 2013
Entity Results	RASM[1]	Y-O-Y	ASMs[2]	Y-O-Y
	(cents)	Change	(billions)	Change

DOT Domestic	12.3	2.7%	21.9	(2.3)%
International	12.4	2.6%	15.5	—
DOT Latin America	14.0	(0.1)%	8.9	4.9%
DOT Atlantic	10.8	8.4%	4.4	(7.2)%
DOT Pacific	9.3	(2.2)%	2.2	(3.6)%

American Airlines, Inc.	Three Months Ended March 31, 2013
Entity Results	Load Factor	Y-O-Y	Yield	Y-O-Y
	(pts)	Change (pts)	(cents)	Change

DOT Domestic	82.2	2.0	14.9	0.2%
International	78.3	1.1	15.9	1.2%
DOT Latin America	78.8	(0.4)	17.8	0.4%
DOT Atlantic	76.4	2.8	14.1	4.4%
DOT Pacific	80.1	2.4	11.6	(5.1)%

[1] Revenue Per Available Seat Mile
[2] Available Seat Miles

AMR CORPORATION
OPERATING STATISTICS
(Unaudited)

	Three Months Ended March 31,		Percent
	2013	2012	Change
AMR Corporation Consolidated
Revenue passenger miles (millions)	32,531	32,331	0.6
Available seat miles (millions)	40,711	41,251	(1.3)
Cargo ton miles (millions)	410	445	(7.8)
Passenger load factor	79.9%	78.4%	1.5 pts
Passenger revenue yield per passenger mile (cents)	16.27	16.17	0.6
Passenger revenue per available seat mile (cents)	13.00	12.67	2.6
Cargo revenue yield per ton mile (cents)	37.72	37.80	(0.2)
Fuel consumption (gallons, in millions)	674	668	0.9
Fuel price per gallon (dollars)	3.26	3.24	0.7

American Airlines, Inc. Mainline Operations
Revenue passenger miles (millions)	30,139	29,960	0.6
Available seat miles (millions)	37,392	37,918	(1.4)
Cargo ton miles (millions)	410	445	(7.8)
Passenger load factor	80.6%	79%	1.6 pts
Passenger revenue yield per passenger mile (cents)	15.31	15.21	0.7
Passenger revenue per available seat mile (cents)	12.34	12.02	2.7
Cargo revenue yield per ton mile (cents)	37.72	37.80	(0.2)
Operating expenses per available seat mile, excluding Regional Affiliates (cents) (1)	14.13	14.22	(0.6)
Fuel consumption (gallons, in millions)	592	592	—
Fuel price per gallon (dollars)	3.27	3.23	1.1

Regional Affiliates
Revenue passenger miles (millions)	2,393	2,370	0.9
Available seat miles (millions)	3,319	3,333	(0.4)
Passenger load factor	72.1%	71.1%	1.0 pts

AMR Corporation
Average Equivalent Number of Employees
American Airlines	59,700	65,700
Other	14,000	13,200
Total	73,700	78,900

(1) Excludes $754 million and $742 million of expense incurred related to Regional Affiliates in 2013 and 2012, respectively.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(in millions)
(Unaudited)

	Three Months Ended March 31,		Percent
	2013	2012	Change

Operating Expense	$6,046	$6,126	(1.3)
Special Items
Workers' compensation	(45)	—	*
Special charges and merger related	(28)	(11)	*
Operating Expense excluding special items	5,973	6,115	(2.3)
* Greater than 100%

	Three Months Ended March 31,		Percent
	2013	2012	Change

Net Income	$(341)	$(1,660)	(79.4)
Special Items
Workers' compensation	45	—	*
Special charges and merger related	28	11	*
Post-petition interest expense on unsecured obligations	116	—	*
Reorganization Items, Net	160	1,401	(88.6)
Net Income (Loss) excluding special items	8	(248)	*
* Greater than 100%

	Three Months Ended March 31,		Percent
	2013	2012	Change

Operating Profit	$52	$(89)	*
Special Items
Workers' compensation	45	—	*
Special charges and merger related	28	11	*
Operating Profit (Loss) excluding special items	125	(78)	*
* Greater than 100%

AMR believes that excluding the impact of special items from operating expense, net income (loss), and operating profit (loss), assists investors in understanding the impact of special items on the Company's results of operations.

AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

AMR Corp. Consolidated Operating Expense per Available Seat Mile	Three Months Ended March 31,		Percent
(in millions, except as noted)	2013	2012	Change

Total Operating Expense	$6,046	$6,126
Available Seat Miles	40,711	41,251
Operating expenses per available seat mile (cents)	14.85	14.85	—

Items Excluded (cents)
Aircraft fuel and taxes	5.40	5.25
Workers' compensation	0.11	—
Special charges and merger related	0.07	0.03
Operating expenses per available seat mile, excluding impact of
fuel, merger, and special charges (cents)	9.27	9.57	(3.2)

American Airlines, Inc. Mainline Operations Operating Expense per Available Seat Mile	Three Months Ended March 31,		Percent
(in millions, except as noted)	2013	2012	Change

Total operating expenses	$6,038	$6,132
Less: Operating expenses incurred related to Regional Affiliates	754	742
Operating expenses excluding expenses incurred related to Regional Affiliates	$5,284	$5,390
American mainline operations available seat miles	37,392	37,918
Operating expenses per available seat mile, excluding Regional Affiliates (cents)	14.13	14.21	(0.6)

Items Excluded (cents)
Aircraft fuel and taxes	5.17	5.05
Workers' compensation	0.11	—
Special charges and merger related	0.07	0.03
Operating expenses per available seat mile, excluding Regional Affiliates,
impact of fuel, merger, and special charges (cents)	8.77	9.14	(4.1)

AMR believes that operating expenses per available seat mile, excluding the cost of fuel, merger, and special items, assists investors in understanding the impact of fuel prices and merger and special items on the Company's operations.
AMR CORPORATION
NON-GAAP AND OTHER RECONCILIATIONS
(Unaudited)

American Airlines, Inc. Mainline Operations Operating Expense per Available Seat Mile	Three Months Ended March 31,		Percent
(in millions, except as noted)	2013	2012	Change

Operating expenses per available seat mile, excluding Regional
Affiliates (cents)	14.13	14.21
Less: Fuel expense per available seat mile (cents)	5.17	5.05
Operating expenses per available seat mile, excluding Regional
Affiliates and fuel expenses (cents)	8.96	9.17	(2.3)

American Airlines, Inc. Mainline Operations Operating Expense per Available Seat Mile	Three Months Ended March 31,		Percent
(in millions, except as noted)	2013	2012	Change

Operating expenses per available seat mile, excluding Regional
Affiliates (cents)	14.13	14.21

Items Excluded (cents)
Workers' compensation	0.11	—
Special charges and merger related	0.07	0.03
Operating expenses per available seat mile, excluding Regional
Affiliates, Workers' Compensation, Special Charges and Merger Related (cents)	13.94	14.19	(1.7)

Aircraft in Service
As of March 31, 2013
	Mainline Aircraft in Service
Mainline Aircraft	YE2012A	1QA	2QE	3QE	4QE	YE2013E
McDonnell Douglas MD-80	190	(5)	(5)	(12)	(13)	155
Boeing 737-800	195	9	9	8	5	226
Boeing 757-200	102	(1)	(5)	(3)	(3)	90
Boeing 767-200ER	14	(2)	—	—	(3)	9
Boeing 767-300ER	58	—	—	—	—	58
Boeing 777-200ER	47	—	—	—	—	47
Boeing 777-300ER	2	3	3	1	1	10
Airbus A319	—	—	—	10	5	15
Airbus A321	—	—	—	—	5	5

Total Mainline Aircraft	608	4	2	4	(3)	615

	Regional Aircraft in Service
Regional Aircraft	YE2012A	1QA	2QE	3QE	4QE	YE2013E
Embraer RJ-135	21	(2)	(8)	(4)	(7)	—
Embraer RJ-140	74	—	—	—	(3)	71
Embraer RJ-145	118	—	—	—	—	118
Embraer E-175	—	—	—	4	11	15
Bombardier CRJ-200	12	11	—	—	—	23
Bombardier CRJ-700	47	—	—	—	—	47
Super ATR	9	(3)	(6)	—	—	—

Total Regional Aircraft	281	6	(14)	—	1	274

Regional fleet plan reflects plan for aircraft operated by wholly owned subsidiaries of AMR and aircraft under executed air service agreements that are operated by third parties.

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